Exhibit (C)(2)

Confidential Organizational Materials January 27, 2023 P ROJECT A BACUS [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b - 2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Confidential P ROJECT A BACUS Review process timeline and interactions to date Preliminary non - binding proposal received November 30, 2022 Several letters sent to the Abacus Board of Directors from Class A common shareholders urging proposal rejection Review counterparty interactions to date Establish logistics and organizational procedures with the Special Committee Discuss organization and procedures with the Special Committee including communication and coordination ● Frequency / form of updates ● Next scheduled meeting date Process for submitting information requests to the Company and scheduling follow up due diligence sessions Review near - term action plan and immediate next steps Review and assess non - binding proposal Due diligence process Valuation analysis Review shareholder base composition and proposal feedback Preparation for negotiations with transaction counterparties Evaluate potential alternative transactions or counterparties Today’s Agenda 1

Confidential P ROJECT A BACUS Near - Term Action Plan Category Action Item Assess Proposal Complete thorough review and analysis of General Atlantic & Dragoneer’s proposal Define engagement strategy, timing, and approach regarding potential interactions with General Atlantic, Dragoneer and/or advisors Evaluate existing business plan, key value enhancing initiatives, and potential alternative courses of action Due Diligence Send preliminary information request list to management Schedule subject - matter due diligence calls (financial, shareholder, and governance/compliance/legal) Valuation Analysis Review Abacus 5 - year financial projections Conduct intrinsic valuation analysis, including various cases and sensitivity analyses Compare with market - based valuation analyses (trading comparables and precedent transactions) Shareholder Engagement Schedule shareholder assessment call to discuss recent engagement and feedback / perspectives Refine shareholder engagement strategy Review current and historical shareholder register evolution Special Committee Negotiations Review key transaction structuring issues, regulatory process requirements and key contractual elements Develop advocacy perspectives 2

Confidential P ROJECT A BACUS Schedule recurring call (Special Committee + Advisors) Submit preliminary information request list to Company Schedule follow - up due diligence sessions as appropriate Establish process timeline and target deliverable dates Schedule call with Special Committee to advise generally on fiduciary duties under Delaware and Cayman Islands law Immediate Next Steps 3 1 2 3 4 5

Confidential Appendix

Confidential A. Illustrative Process & Key Dates

Confidential P ROJECT A BACUS Illustrative Process Overview Agree on organization and procedures with the Special Committee Develop work - plan/approach Agree on communication/coordination (frequency/form of updates) Confirm communication strategy with various constituents Conduct detailed due diligence Send preliminary information request list to management Schedule subject - matter due diligence calls (financial, shareholder, and governance/compliance/legal) Form independent valuation views of Company Perform market - based valuation analyses (comparable trading performance, relative operating performance, assessment of technical market factors) Perform comprehensive intrinsic valuation analyses (analysis of expected future performance, discounted cash flow analysis, net asset value, other assets) Review precedent transactions and other valuations deemed appropriate Gauge potential response and associated technical factors Prepare Special Committee for negotiations Present valuation views to Special Committee Develop advocacy perspectives Assess key structural issues and contract requirements Identify other pockets of value Intermediate Steps Final Process Actions Initial Action Items Develop and assess strategic alternatives Determine optimal course of action for Company given available alternatives Agree with Special Committee on negotiation tactics, timetable and approach As appropriate, commence negotiations Assuming a decision is made to consummate a transaction, determine whether negotiated outcome is best and final If acceptable, agree on closing conditions and key contract provisions Assist Special Committee in finalizing transaction terms Render fairness opinion, if applicable Develop communication plan for recommendation to shareholders Assist in proxy material preparation 4

Confidential P ROJECT A BACUS Abacus Key Dates Calendar Key Abacus Dates & Filing Deadlines February 14: 2022 Q4 13 - F Deadline March 21: Abacus 2022 Q4 Earnings (Projected) April 28: Abacus Annual General Meeting ( Projected ) 1 Market Holiday Upcoming Sector / Investor Conferences January 31 – February 1 : Credit Suisse 2023 Latin America Investment Conference February 14 – 15: BTG Pactual CEO Conference Brasil 2023 March 6 – 8: CII Spring 2023 Conference April 4 – 5 : Bradesco BBI 9th Brasil Investment Forum May 5: 2023 Itaú BBA LatAm CEO Conference FEBRUARY 2023 MARCH 2023 APRIL 2023 OCTOBER'18 S M T W T F S S M T W T F S S M T W T F S 30 31 1 2 3 4 1 2 3 4 1 5 6 7 8 9 10 11 5 6 7 8 9 10 11 2 3 4 5 6 7 8 12 13 14 15 16 17 18 12 13 14 15 16 17 18 9 10 11 12 13 14 15 19 20 21 22 23 24 25 19 20 21 22 23 24 25 16 17 18 19 20 21 22 26 27 28 26 27 28 29 30 31 23 24 25 26 27 28 29 30 5 1. Based on 2022 annual meeting date

Confidential B. Working Group List

Confidential

Evercore – Working Group List

Evercore Group Email: Project-Abacus@evercore.com
Evercore WG Email: Project-AbacusWGL@evercore.com

Seneca Evercore Group Email: Abacus@Senecaevercore.com

Board & Special Committee Advisory

Name/Title	Office	Cell	Email
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]

Seneca Evercore

Name/Title	Office	Cell	Email
[***] **[***]** [***]	[***] [***]	[***] [***]	[***] [***]
[***] **[***]** [***]	[***] [***]	[***] [***]	[***] [***]
[***] *[***]*	[***]	[***]	[***]
[***] *[***]*	[***]	[***]	[***]

Education Technology Advisory

Name/Title	Office	Cell	Email
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]
[***] *[***]*	[***]	[***]	[***]
[***] *[***]*	[***]	[***]	[***]

EVERCORE / Seneca EVERCORE
6
PROJECT ABACUS

Confidential

Evercore – Working Group List (Cont'd)

Evercore Group Email: Project-Abacus@evercore.com
Evercore WG Email: Project-AbacusWGL@evercore.com

Seneca Evercore Group Email: Abacus@Senecaevercore.com

Strategic M&A and Shareholder Advisory

Name/Title	Office	Cell	Email
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]
[***] *[***]*	[***]	[***]	[***]
[***] *[***]*	[***]	[***]	[***]
[***] *[***]*	[***]	[***]	[***]

Equity Capital Markets Advisory

Name/Title	Office	Cell	Email
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]

Evercore / Seneca Evercore
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Project Abacus

Confidential

Skadden, Arps, Slate, Meagher & Flom – Working Group List

M&A Legal Advisory

Name/Title	Office	Cell	Email
[***] *[***]* [***]	[***] [***]	[***]	[***] [***]
[***] *[***]*	[***]	[***]	[***]
[***] *[***]*	[***]	[***]	[***]
[***] *[***]*	[***]	[***]	[***]

EVERCORE / Seneca EVERCORE

8

PROJECT ABACUS

Confidential C. Preliminary Information Request List

Confidential P ROJECT A BACUS Preliminary Information Request List I. Financial & Accounting a) Capitalization summary including options, converts, warrants, contingent rights, restricted shares, etc. b) Current balance sheet c) 5 - year corporate model (P&L and key cash flow items, including isaac integration and impact) d) Detailed 2023 budget e) Summary of tax attributes and restrictions f) Overview of any off - balance sheet items, including derivatives g) Preliminary 4Q’22 results II. Shareholder Considerations a) Current shareholder register and 3 - year historical quarterly share counts for top 20 - 30 shareholders and Founders b) Call to discuss top shareholder assessment, including recent feedback and engagement c) Latest equity research / credit reports III. Legal & Compliance Documents a) Corporate structure chart showing wholly owned and non - wholly owned subsidiaries, including JVs, divisions and branches b) Precedent Board materials in relation to non - binding proposal, isaac transaction, and Company projections and valuation c) Employment agreements and change of control arrangements d) Call to discuss compliance with material contracts and material litigation (completed, pending, or threatened and the potential impact if any) 9

Confidential

These materials have been prepared by Evercore Group L.L.C. ("Evercore") for the Project Abacus (the "Company") to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Board of Directors of the Company.

These materials were compiled on a confidential basis for use by the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

EVERCORE / Seneca EVERCORE

PROJECT ABACUS